Exhibit 10.21

HORNBECK OFFSHORE SERVICES, INC.

2024 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Hornbeck Offshore Services, Inc. 2024 Omnibus Incentive Plan, as amended, amended and restated, supplemented or otherwise modified from time to time (the “Plan”), Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of Restricted Stock Units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Award:	Restricted Stock Units

Participant:	[__________]

Date of Grant:	[__________]

Total Number of Restricted Stock Units:	[__________]

Vesting Schedule:	[__________]

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice and have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Notwithstanding any provision of this Grant Notice or the Agreement, if you have not executed this Grant Notice within 90 days following the Date of Grant set forth above, you will be deemed to have accepted this Award, subject to all of the terms and conditions of this Grant Notice, the Agreement and the Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

HORNBECK OFFSHORE SERVICES, INC.

By:
Name: [__________]
Title: [__________]

PARTICIPANT

Name: [__________]

SIGNATURE PAGE TO

RESTRICTED STOCK UNIT GRANT NOTICE

EXHIBIT A

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (together with the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), by and between Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), and [__________] (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1. Award. In consideration of the Participant’s past and/or continued employment with, or service to, the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant, the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one Share, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice and Section 2, the Participant will have no right to receive any Shares or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2. Vesting of RSUs.

(a) General. Except as otherwise set forth in Sections 2 and 5, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice. Upon the Participant’s Termination of Service prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting pursuant to this Section 2), any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof, including any Dividend Equivalent Rights) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

(b) [Termination of Service. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 10 (as applicable):

(i) upon the Participant’s Termination of Service due to the Participant’s death, Disability or a Qualifying Termination (including, for clarity, a Change of Control Qualifying Termination), all RSUs, if any, that remain unvested shall immediately become vested as of the date of such Termination of Service;

(ii) upon the Participant’s Termination of Service for Cause, all outstanding RSUs, whether or not vested (and all rights arising from such RSUs and from being a holder thereof, including any Dividend Equivalent Rights) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company; or

(iii) upon the Participant’s Termination of Service due to the Participant’s Retirement that occurs on or after the one-year anniversary of the Date of Grant, all RSUs shall remain outstanding and eligible to vest in accordance with this Agreement without regard to any requirement of continued employment through the vesting date (but still subject to all the other terms and conditions herein, including Section 5). Except as otherwise determined by the Committee, the Participant shall certify in writing prior to each applicable vesting date that no Restrictive Covenant Violation has occurred.]1

(b) [Termination of Service. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 10 (as applicable):

(i) upon the Participant’s Termination of Service due to the Participant’s death or Disability, all RSUs, if any, that remain unvested shall immediately become vested as of the date of such Termination of Service;

(ii) upon the Participant’s Termination of Service due to a Qualifying Termination (except as set forth in Section 2(b)(iii) following a Change in Control), a Pro-Rated Amount of any RSUs that remain unvested shall immediately become vested as of the date of such Qualifying Termination, and any RSUs that remain unvested after the Pro-Rated Amount of RSUs vests (the “Contingent RSUs”) will remain outstanding and eligible to vest during the six-month period immediately following such Qualifying Termination (the “Vesting Tail Period”), solely in the event a Change in Control occurs during the Vesting Tail Period such that such Qualifying Termination becomes a Change of Control Qualifying Termination, and if a Change in Control does not occur within the Vesting Tail Period, the Contingent RSUs will be forfeited immediately upon the expiration of the Vesting Tail Period without further notice and at no cost to the Company;

(iii) upon the Participant’s Termination of Service due to a Change of Control Qualifying Termination that occurs on or following a Change in Control, all RSUs, if any, that remain unvested shall immediately become vested as of the date of such Change of Control Qualifying Termination;

(iv) upon the Participant’s Termination of Service for Cause, all outstanding RSUs, whether or not vested (and all rights arising from such RSUs and from being a holder thereof, including any Dividend Equivalent Rights) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company; or

(v) upon the Participant’s Termination of Service due to the Participant’s Retirement that occurs on or after the one-year anniversary of the Date of Grant, all RSUs shall remain outstanding and eligible to vest in accordance with this Agreement without regard to any requirement of continued employment through the vesting date (but still subject to all the other terms and conditions herein, including Section 5). Except as otherwise determined by the Committee, the Participant shall certify in writing prior to each applicable vesting date that no Restrictive Covenant Violation has occurred.]2

[1]	Note to Form: To include for Todd M. Hornbeck.
[2]	Note to Form: To include for all executive officers other than Todd M. Hornbeck.

(c) Change in Control. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, in the event of a Change in Control, [to the extent the RSUs are not Assumed by the surviving entity in connection with such Change in Control,] all RSUs, if any, that remain unvested shall vest in full immediately prior to such Change in Control. [For the purposes of this Plan, the RSUs shall be considered “Assumed” by the surviving entity in a Change of Control if following the Change in Control this Award (i) relates to publicly traded equity securities of the Company or successor company or an affiliate thereof and (ii) confers the right to purchase or receive, for each Share subject to this Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to this Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor company or its affiliate, the Committee may, with the consent of the successor company or its affiliate, provide that the consideration to be received upon the vesting of this Award, for each Share subject thereto, will be solely common stock of the successor company or its affiliate substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.]

(d) Definitions. For purposes of this Agreement:

(i) “Cause” shall have the meaning ascribed to such term in the Employment Agreement.

(ii) “Change of Control Qualifying Termination” shall have the meaning ascribed to such term in the Employment Agreement.

(iii) “Disability” shall have the meaning ascribed to such term in the Employment Agreement.

(iv) “Employment Agreement” means the Second Amended and Restated Employment Agreement, dated as of [__________], by and among the Participant, the Company and Hornbeck Offshore Operators, LLC, as amended from time to time.

(v) [“Pro-Rated Amount” means the product, rounded up to the nearest whole number, of (A) the total number of unvested RSUs as of such Termination of Service and (B) a fraction, (I) the numerator of which is the total number of calendar days that have elapsed from the most recent vesting date set forth in the Grant Notice (or if a vesting date has not occurred, the Date of Grant) through the date of the Participant’s Termination of Service and (II) the denominator of which is the total number of calendar days between the most recent vesting date set forth in the Grant Notice (or if a vesting date has not occurred, the Date of Grant) and the final vesting date set forth in the Grant Notice.]3

[3]	Note to Form: To include for all executive officers other than Todd M. Hornbeck.

(vi) “Qualifying Termination” shall have the meaning ascribed to such term in the Employment Agreement.

(vii) “Retirement” means the Participant’s retirement from employment with the Company or any of its Subsidiaries (other than at a time when grounds to terminate the Participant’s employment for Cause exist) on or after the date on which the Participant attains age sixty (60), provided that the Participant has at least ten (10) years of service with the Company or any of its Subsidiaries as of the date the Participant retires, so long as the Participant does not and does not intend to provide services as an employee or consultant with respect to a Competitive Enterprise (as defined in the Employment Agreement) and will so certify if requested by the Committee or a delegate thereof. [Notwithstanding the foregoing, the requirement that the Participant attains age sixty (60) shall not apply to the Participant.]

3. Dividend Equivalent Rights. In the event that the Company declares and pays a regular cash dividend in respect of its outstanding Shares (which, for clarity, does not include any extraordinary cash dividend) and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Agreement that have not been settled, the Company shall record in a bookkeeping account an amount equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of Shares equal to the number of RSUs held by the Participant that have not been settled as of such record date (the “Dividend Equivalent Rights”), and such Dividend Equivalent Rights shall be subject to the same terms and conditions, including with respect to vesting, forfeitability and transferability, as the underlying RSUs. All amounts, if any, payable as a result of such Dividend Equivalents Rights shall be paid to the Participant in cash (or, at the discretion of the Company, in Shares) on or following, but no later than 60 days after, the date that the underlying RSU vests. For purposes of clarity, if any of the RSUs are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit the Dividend Equivalent Rights, if any, accrued with respect to such forfeited RSUs. No interest will accrue on the Dividend Equivalent Rights between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalent Rights.

4. Settlement of RSUs. As soon as administratively practicable following the vesting of RSUs pursuant to Section 2, but in no event later than 60 days after such vesting date, the Company shall deliver to the Participant a number of Shares equal to the number of RSUs that vested on such vesting date. All Shares issued hereunder shall be delivered either by delivering one or more certificates for such Shares to the Participant or by entering such Shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind. No fraction of a Share shall be issued by the Company upon settlement of the RSUs. Instead, in the event that there is a fraction of an RSU that is vested, the number of vested RSUs shall be rounded up to the nearest whole number.

5. Restrictive Covenants.

(a) The Participant acknowledges and agrees that the grant of the RSUs further aligns the Participant’s interests with the Company’s long-term business interests, and as a condition to the Company’s willingness to enter into this Agreement, the Participant agrees to abide by the terms of any and all restrictive covenant agreements and obligations to which the Participant is subject in respect of the Company and its Affiliates, including, but not limited to, any confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement, assignment of inventions or other restrictive covenants in any Service Arrangement (as defined below) or other agreement by and between the Company or any Affiliate and the Participant, including those set forth in the Employment Agreement (the “Restrictive Covenants”).

(b) Notwithstanding any provision in this Agreement or the Plan to the contrary, in the event the Committee determines that the Participant has materially breached any of the Restrictive Covenants[; provided that such material breach has a substantial detrimental impact on the Company or could reasonably be expected to have a substantial detrimental impact on the Company as determined by the Board in good faith]4; provided[, further,] that, solely for purposes of Sections 2 and 5 (and without affecting the determination of whether a breach of the Restrictive Covenants has occurred for any other purpose or limiting any other remedies with respect thereto), a material breach of the Restrictive Covenants can only occur if (x) the Company provides the Participant with written notice of the circumstances constituting the alleged material breach of the Restrictive Covenants within 90 days after becoming aware of such circumstances and (y) the alleged breach, if curable (which includes any commercial relationship resulting from such prohibited conduct), has not been cured within 15 days after receipt of the written notice described in clause (x) (any such breach, a “Restrictive Covenant Violation”), then all RSUs (whether or not vested) that are outstanding as of the date of such determination (and all rights arising from such RSUs and from being a holder thereof, including any Dividend Equivalent Rights) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

6. Tax Withholding. Notwithstanding any other provision of this Agreement:

(a) The Company has the authority to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The [Company may withhold or the] Participant may make such payment in one or more of the forms specified below, subject to Section 6(f):

(i) by cash or check made payable to the Company;

[4]	Note to Form: To include for Todd M. Hornbeck.

(ii) by the deduction of such amount from other compensation payable to the Participant;

(iii) [with the consent of the Committee,] by requesting that the Company withhold a net number of vested Shares otherwise issuable pursuant to the RSUs having a then-current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company based on the maximum statutory withholding rates in the Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv) with the consent of the Committee, by tendering to the Company vested Shares held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a then-current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company based on the maximum statutory withholding rates in the Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v) with the consent of the Committee, through the delivery of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to the Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company at such time as may be required by the Committee, but in any event not later than the settlement of such sale; or

(vi) in any combination of the foregoing.

(b) With respect to any withholding taxes arising in connection with the RSUs, in the event the Participant fails to provide timely payment of all sums required pursuant to Section 6(a), the Company shall have the right and option, but not the obligation, to (or treat such failure as an election by the Participant to) satisfy all or any portion of the Participant’s required payment obligation pursuant to Section [6(a)(ii) or] 6(a)(iii)[, or any combination of the foregoing] as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of the Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c) In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 6(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the Participant’s behalf a whole number of Shares from those Shares then issuable to the Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company. The Participant’s acceptance of this Award constitutes the Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 6(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any Shares in settlement of the RSUs to the Participant until the foregoing tax withholding obligations are satisfied; provided that no payment shall be delayed under this Section 6(c) if such delay will result in a violation of Section 409A of the Code.

(d) The Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the RSUs or the subsequent sale of Shares. The Company does not commit and is under no obligation to structure the RSUs to reduce or eliminate the Participant’s tax liability.

(e) The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying Shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

(f) No fraction of a Share shall be issued by the Company upon settlement of the RSUs or accepted by the Company in payment of any withholding obligation; rather, the Participant shall provide a cash payment for any withholding amount as is necessary to effect the issuance and acceptance of only whole Shares.

7. Non-Transferability. During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

8. Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of Applicable Law with respect to such securities. No Shares will be issued hereunder if such issuance would constitute a violation of any Applicable Law. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the Shares to be issued or (b) in the opinion of legal counsel to the Company, the Shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.

The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any Applicable Law and to make any representation or warranty with respect to such compliance as may be requested by the Company.

9. Rights as a Stockholder. The Participant shall have no rights or privileges of a stockholder of the Company with respect to any Shares that may become deliverable hereunder unless and until the Participant has become the holder of record of such Shares and such Shares have been delivered to the Participant (including through electronic delivery to a brokerage account). No adjustments shall be made for dividends in cash or other property, distributions or other rights for which the record date is prior to the date of such issuance, recordation and delivery, except as otherwise specifically provided for in the Plan or this Agreement. Except as otherwise provided herein, after such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

10. Execution of Receipts and Releases. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided that any review period under such release will not modify the date of settlement with respect to vested RSUs.

11. No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. Unless otherwise provided in a Service Arrangement or by applicable law, the Participant’s employment by the Company, or any such Affiliate, or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Company, or any such Affiliate, or other entity for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes. The grant of the RSUs is a one-time benefit that was made at the sole discretion of the Company and does not create any contractual or other right to receive a grant of Awards or benefits in the future in lieu of Awards in the future, including any adjustment to wages, overtime, benefits or other compensation. Any future Awards will be granted at the sole discretion of the Company.

12. Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

Hornbeck Offshore Services, Inc.

103 Northpark Blvd., Suite 300

Covington, LA 70433

Attention: [__________]

E-Mail: [__________]

If to the Participant, at the Participant’s last known address on file with the Company.

Notice shall be deemed to have been duly delivered (a) when delivered in person, (b) when sent by email (provided that the sender has not received any “bounce-back,” “out of office,” or similar message indicating that the email was not sent or received by the recipient) on a business day; provided that if a notice is sent by email after normal business hours of the recipient or on a non-business day, then it shall be deemed to have been received on the next business day after it is sent, (c) on the first business day after such notice is sent by express overnight courier service or (d) on the second business day following deposit with an internationally-recognized second-day courier service with proof of receipt maintained.

13. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system, by reference to a location on a Company intranet to which the Participant has access, or to the Participant’s account with the Company’s equity plan administrator. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that the Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.

14. Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any Applicable Law.

15. Entire Agreement; Amendment. This Agreement (which, for clarity, includes the Grant Notice and the Plan) constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby; provided that (a) the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment agreement, offer letter, consulting agreement, change-in-control agreement, severance agreement or similar agreement between the Company or an Affiliate and the Participant or any severance plan, change-in-control plan or similar plan of the Company or an Affiliate in which the Participant participates (any such arrangement, a “Service Arrangement”), including the Employment Agreement, in each case, in effect as of the date a determination is to be made under this Agreement; and (b) the consequences for a material breach of the Restrictive Covenants set forth herein are in addition to and complement (and do not replace or supersede) any other consequences set forth in the Employment Agreement or otherwise for a breach of the Restrictive Covenants. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided that except as otherwise provided in the Plan or this Agreement, any such amendment that materially impairs the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company. Notwithstanding the foregoing, prior to an initial public offering, the Company may take any of the following actions (including with respect to the Shares issued under this Agreement) without the consent or authorization of the Participant or any other Person: (i) subdivide (by any split, recapitalization or otherwise) its outstanding Shares into a greater number of Shares, (ii) combine (by reverse split, combination or otherwise) its outstanding Shares into a lesser number of Shares, (iii) make adjustments as determined by the Committee to prevent dilution or enlargement of the rights granted to, or available for, the Participant under the Plan or this Agreement and (iv) provide for separate classes or series of common stock such as Class A Common Stock and Class B Common Stock (including, without limitation, to provide for specific voting powers, full or limited, or no voting powers, and such designations, preferences and other applicable rights and qualifications, limitations or restrictions as provided therein).

16. Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such right continues.

17. Company Recoupment of Awards. The Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment or clawback policy or other agreement or arrangement with the Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission or any other Applicable Law. The Participant’s acceptance of this Award will constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of any Company recoupment, clawback or similar policy that may apply to the Participant and this Award, whether adopted before or after the Effective Date or Date of Grant (whether though clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance therewith) and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation or other similar action, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.

19. Venue. The Company, the Participant and any of the Participant’s permitted transferees, agree that any suit, action or proceeding arising out of or related to this Agreement shall be brought in the United States District Court for the Eastern District of Louisiana (or should such court lack jurisdiction to hear such action, suit or proceeding, in the appropriate Louisiana district court for St. Tammany Parish) and that all parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by applicable law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. Without limiting the generality of Section 16, if any one or more provisions of this Section 19 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

20. Conformity to Securities Laws. The Participant acknowledges that this Agreement is intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the RSUs shall be administered, granted and settled only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law and the Plan, this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

21. Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

22. Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

23. Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail or via electronic acceptance in accordance with Section 13 shall be effective as delivery of a manually executed counterpart of the Grant Notice.

24. Section 409A. The Plan, this Agreement and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan or this Agreement that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. Notwithstanding any contrary provision in the Plan or this Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan or this Agreement to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in this Agreement) upon expiration of such delay period. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s payments pursuant to the Dividend Equivalent Rights shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the RSUs provided under this Agreement are exempt from or compliant with Section 409A of the Code and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

[Remainder of Page Intentionally Blank]

A-12